UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2021

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Alignment Healthcare, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-40295	46-5596242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. Town and Country Road, Suite 1600

Orange, California 92868

(Address of Principal Executive Offices) (Zip Code)

(844) 310-2247

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALHC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2021, the Board of Directors of Alignment Healthcare, Inc. (the “Company”) elected Jody Bilney and Yon Yoon Jorden as directors, effective as of January 1, 2022.  The election of Ms. Bilney and Ms. Jorden will fill vacancies that were created as a result of an increase in the size of the Board of Directors from nine to eleven directors.  Ms. Bilney was elected as a Class II director for a term expiring at the annual meeting of stockholders in 2023, or until her earlier resignation or removal.  Ms. Jorden was elected as a Class III director for a term expiring at the annual meeting of stockholders in 2024, or until her earlier resignation or removal.

The Board of Directors has determined that Ms. Bilney and Ms. Jorden are each independent and meet the applicable independence requirements under the Nasdaq Stock Market.  At this time, the Board has not made any determinations with respect to committee assignments for Ms. Bilney or Ms. Jorden.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Bilney or Ms. Jorden, or any member of their respective immediate families, had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.  Neither the selection of Ms. Bilney nor the selection of Ms. Jorden was made pursuant to any arrangement or understanding between such individual and any other person.

Ms. Bilney and Ms. Jorden will each be compensated in accordance with the Company’s compensation program for non-employee directors, the terms of which include: (i) a one-time commencement award of restricted stock units equal to $400,000 with vesting annually over three years; (ii) an annual equity grant of restricted stock units equal to $200,000 with vesting on the first anniversary of the grant date; and (iii) an annual cash retainer of $50,000.  Additionally, they will each enter into the Company’s standard indemnification agreement for directors and officers, the form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-253824) and the terms of which are incorporated herein by reference. Ms. Bilney and Ms. Jorden will also be covered by the Company’s directors’ and officers’ insurance policy.

Item 7.01. Regulation FD Disclosure.

On December 27, 2021, the Company issued a press release announcing Ms. Bilney’s and Ms. Jorden’s elections to the Board of Directors.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information included in this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated December 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alignment Healthcare, Inc.

Date: December 27, 2021	By:	/s/ Thomas Freeman
Thomas Freeman
Chief Financial Officer